Exhibit 10.3

2207 Bridgepoint Parkway, Suite 250 San Mateo, CA 94404 Main: (650) 588-6404 Fax: (650) 588-2787 URL: www.talontx.com

December 27, 2011

  Craig W. Carlson
  _______________
  _______________

Re:	Increased Severance Benefits

Dear Craig:

Reference is made to the letter agreement dated February 5, 2010 between you and Talon Therapeutics, Inc. (formerly Hana Biosciences, Inc.) (the “Company”), as amended on February 17, 2010 (together, the “Agreement”).

On behalf of the Company, this will confirm our recent discussions concerning an increase in the severance benefits currently afforded to you under the Agreement.  Specifically, if, following the Company’s receipt of FDA Approval (as defined below), (i) the Company terminates your employment other than for Cause (as defined in the Agreement), or (ii) you terminate your employment for Good Reason (as defined in the Agreement), then for a period of twelve (12) months following the date of such termination, the Company shall continue to (A) pay your then current annualized base salary and (B) provide you with health insurance (on the identical terms as then provided to all other employees of the Company).

If, prior to the Company’s receipt of FDA Approval, (1) the Company terminates your employment other than for Cause, or (2) you terminate your employment for Good Reason, then you will remain eligible to receive the severance benefits as currently provided for in the Agreement.

As used herein, the term “FDA Approval” means the Company’s receipt of marketing approval in the United States (including “accelerated approval” in accordance with 21 C.F.R. §314.500 et seq.) from the U.S. Food and Drug Administration on or before December 31, 2012, for a new drug application submitted by the Company as sponsor and relating to the Company’s Marqibo (vincristine sulfate liposomes injection) product candidate.

Please acknowledge your agreement to the foregoing by countersigning in the space indicated below and returning a fully-signed copy of this letter to me.

Very truly yours,

/s/ Steven R. Deitcher, M.D.
Steven R. Deitcher, M.D.
President, CEO, and Board Member

Acknowledged and agreed to
this 27th day of December, 2011:

/s/ Craig W. Carlson
Craig W. Carlson